
<ARTICLE> 5
<CIK> 0000075448
<NAME> NSTOR TECHNOLOGIES, INC.
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               DEC-31-1998
<CASH>                                             168<F1>
<SECURITIES>                                         0
<RECEIVABLES>                                    2,964
<ALLOWANCES>                                     (502)
<INVENTORY>                                      3,028
<CURRENT-ASSETS>                                 6,022
<PP&E>                                           9,797<F2>
<DEPRECIATION>                                 (2,191)<F3>
<TOTAL-ASSETS>                                  14,128
<CURRENT-LIABILITIES>                            3,935
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0<F4>
<COMMON>                                         1,025
<OTHER-SE>                                       2,125
<TOTAL-LIABILITY-AND-EQUITY>                    14,128
<SALES>                                         18,026
<TOTAL-REVENUES>                                18,097
<CGS>                                           15,258
<TOTAL-COSTS>                                   10,907
<OTHER-EXPENSES>                                 1,352<F5>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                 987
<INCOME-PRETAX>                               (10,407)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                           (10,407)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                  (10,407)<F6>
<EPS-PRIMARY>                                    (.63)
<EPS-DILUTED>                                    (.63)

<F1>Cash includes restricted cash of $21.
<F2>PP&E includes $6,892 of goodwill and other intangible assets.
<F3>Accumulated depreciation includes $939 of accumulated amortization on goodwill and other intangible assets.
<F4>Preferred stock issued and outstanding includes the following:  Series A
Convertible Preferred Stock - 1,667 shares; Series C Convertible Preferred Stock - 3,000 shares, and; Series D Convertible Preferred Stock - 2,700 shares.
<F5>Other expenses include depreciation and amortization.
<F6>Net loss does not include $1,481 of dividends on preferred stock.  Net loss applicable to common stock is $11,888.

